SECURITIES AND EXCHANGE COMMISSION


                       WASHINGTON, DC 20549


                             FORM 8-K

                          CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934



                       January 30, 1998

        (Date of Report, date of earliest event reported)




                           VALHI, INC.

      (Exact name of Registrant as specified in its charter)


       Delaware              1-5467             87-0110150

     (State or other        (Commission        (IRS Employer
      jurisdiction or        File Number)       Identification
      incorporation)                            No.)


      5430 LBJ Freeway, Suite 1700, Dallas, TX     75240-2697

     (Address of principal executive offices)     (Zip Code)



                         (972) 233-1700

       (Registrant's telephone number, including area code)



                         Not applicable

      (Former name or address, if changed since last report)


Item 2:   Acquisition or Disposition of Assets


On January 30, 1998, the Company's 57%-owned subsidiary, NL Industries, Inc., completed the disposition of substantially all of the net assets of its rheological products specialty chemicals business unit conducted by Rheox, Inc. to Elementis plc, a U.K.-based corporation, for $465 million cash consideration, including $20 million attributable to a five-year covenant not to compete. NL used a portion of the net proceeds to repay and terminate Rheox's U.S bank indebtedness.


Item 7: Financial Statements, Pro Forma Financial Information and Exhibits



        (b) Pro forma financial information


           Pro forma condensed consolidated financial statements of the Registrant, which present the pro forma effects of the transactions described in Item 2 above, assuming such transactions had occurred as of the dates set forth in the accompanying notes, are included herein as Exhibit 99.1.


        (c)  Exhibit


             Item No.         Exhibit Index


             99.1      Pro forma financial information of the Registrant.



                            SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 VALHI, INC.
                                 (Registrant)



                                 By: /s/ Bobby D. O'Brien

                                      Bobby D. O'Brien
                                      Vice President



Date:  February 13, 1997